Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights” in the Prospectus and “Service Providers,” “Independent Registered Public Accounting Firm,” and “Financial Statements” in the Statement of Additional Information, and to the use of our report dated September 25, 2014 on the July 31, 2014 financial statements of the Henderson Global Funds which is incorporated by reference in the Registration Statement (Form N-1A) of the Henderson Global Funds to be filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 76 to the Registration Statement under the Securities Act of 1933 (Form N-1A No. 333-62270).

Chicago, Illinois
November 26, 2014